EXHIBIT 23.2
LAW OFFICES OF

KELLER ROHRBACK L.L.P.

A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP

May 7, 2002

Gentlemen:

We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included therein under the headings “THE MERGER—Certain Federal Income Tax Consequences” and “LEGAL OPINIONS.”

Respectfully,

/s/	KELLER ROHRBACK L.L.P.

KELLER ROHRBACK L.L.P.

1201 THIRD AVENUE    SUITE 3200    SEATTLE, WASHINGTON 98101-3052    TELEPHONE: (206) 623-1900    FAX: (206) 623-3384